Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Vaso Active Pharmaceuticals, Inc.

We consent to the use of our report dated March 25, 2005, in the Registration Statement of Vaso Active Pharmaceuticals, Inc. on Form SB-2 (Amendment No. 1) (File No. 333-130365) relating to the registration of 4,970,130 shares of Class A Common Stock. We also consent to the use of our name and the reference to us in the “Experts” section of this registration statement.

/s/ Stowe & Degon
Stowe & Degon
Worcester, MA
February 13, 2006